UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2004
Date of Report (Date of earliest event reported)

BackWeb Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation)	000-26241 (Commission File Number)	51-2198508 (IRS Employer Identification No.)

10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092
(Address of principal executive offices, including zip code)

(972) 3-6118800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2004, at its regularly scheduled meeting, the Board of Directors of BackWeb Technologies Ltd. established the compensation of Bill Heye, BackWeb’s Chief Executive Officer, for 2005. In addition to $180,000 in base salary, Mr. Heye is eligible to receive a bonus of up to $120,000 based upon the achievement of performance goals to be determined by BackWeb’s Board of Directors. Mr. Heye will receive quarterly bonuses of $12,500 in each of the first three fiscal quarters of 2005, with the $37,500 in aggregate quarterly bonuses to be credited towards the annual bonus Mr. Heye is to receive. In the event that Mr. Heye’s overall bonus for 2005 is less than the $37,500 he receives in quarterly bonuses, BackWeb’s Board of Directors will determine whether Mr. Heye is entitled to retain the excess compensation or whether such excess will be deducted from his future compensation.

A copy of the 2005 compensation for Mr. Heye is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 17, 2004, Charles Federman informed BackWeb that he would be resigning from its Board of Directors effective December 31, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

Exhibit
Number	Description
99.1	2005 Compensation for Bill Heye

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: December 22, 2004	By:	/s/ BILL HEYE
Bill Heye
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	2005 Compensation for Bill Heye